Exhibit 5

                     BOUHAN, WILLIAMS & LEVY
                          P.O. BOX 2139
                  SAVANNAH, GEORGIA  31498-1001
                          (912) 236-2491



                          March 4, 1994



Savannah Electric and Power Company
600 Bay Street East
Savannah, Georgia  31401

             Re:  Registration Statement on Form S-3

Dear Sirs:

We have examined the Registration Statement on Form S-3 and related prospectus proposed to be filed by Savannah Electric and Power Company (the "Company") with the Securities and Exchange Commission under the Securities Act of 1933 to effect the registration of an aggregate of $60,000,000 of (a) First Mortgage Bonds (the "new Bonds") and (b) Preferred Stock, with a par value of up to $100 per share (the "new Stock"), proposed to be created by amendment or amendments to the Charter of the Company. The new Bonds are proposed to be issued in one or more series under the Indenture dated as of March 1, 1945, between the Company and NationsBank of Georgia, National Association, as Trustee, as heretofore supplemented and modified and as to be further supplemented by one or more supplemental indentures to be dated as of the first day of the month during which said new Bonds are issued (the "new Supplemental Indenture") (said Indenture, as so supplemented and modified, being hereinafter called the "Mortgage"). We are also familiar with all proceedings relating to the issuance and sale of the new Bonds and new Stock.

We are of the opinion that, upon compliance with (i) the applicable provisions of the Securities Act of 1933, (ii) the Trust Indenture Act of 1939 (in the case of the new Bonds), (iii) the Public Utility Holding Company Act of 1935, (iv) applicable securities or blue sky laws of various jurisdictions; upon the adoption of appropriate resolutions by the Board of Directors of the Company, and when the new Bonds and new Stock have been issued and sold upon the terms specified in an appropriate order of the Georgia Public Service Commission:

     1. Upon the due execution and delivery of the new Supplemental Indenture by the proper officers of the Company and the Trustee, and the execution, authentication and delivery of the new Bonds in accordance with the terms of the Mortgage and
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Savannah Electric and Power Company     March 4, 1994     Page 2.

the new Supplemental Indenture, the new Bonds will be the valid, binding and legal obligations of the Company and the holders and owners thereof will be entitled to all the rights and security afforded by the Mortgage and the new Bonds will rank equally as to security with the bonds of other series presently outstanding under the Mortgage, which is, in our opinion, a direct first lien upon substantially all the Company's fixed property and franchises, used or useful in its public utility business, subject only to permitted and excepted encumbrances, as defined in the Mortgage.

     2. Upon the granting by the Secretary of State of the State of Georgia of an appropriate amendment or amendments to the Charter of the Company creating the new Stock, and when certificates for the new Stock have been executed, countersigned and registered in accordance with such resolutions of the Board of Directors and the By-laws of the Company, the shares of new Stock will be legally issued, fully paid and nonassessable shares of the Company and the holders and owners thereof will be entitled to all rights and preferences set forth in the Charter of the Company, as amended.

We also advise you that we have reviewed the statements under the captions in the Company's Annual Report on Form 10-K for the year ended December 31, 1992, as are indicated under the caption "Legal Opinions and Experts" in such prospectus as to matters of law and legal conclusions and, in our opinion, such statements are correct.

We hereby consent to the filing of this opinion as an exhibit to the aforementioned Registration Statement and to the statements with respect to our firm under the caption "Legal Opinions and Experts" in the prospectus included therein.

                                   Yours very truly,

                                   /s/Bouhan, Williams & Levy
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